Exhibit 10.1

THIRD AMENDMENT dated as of March 3, 2015 (this “Amendment”) to the Credit Agreement dated as of May 20, 2011 (as amended by the First Amendment dated as of May 15, 2012 and the Second Amendment dated as of March 31, 2014, and as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among NEWMONT MINING CORPORATION (the “Borrower”), the Lenders party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, in accordance with Section 2.21 of the Credit Agreement, the Borrower hereby requests (a) an extension of the Maturity Date from March 31, 2019 to March 3, 2020 (such date, the “Extended Maturity Date”) and (b) certain other amendments to the terms of the Credit Agreement, in each case as set forth below; and

WHEREAS this Amendment is a Maturity Date Extension Request contemplated by Section 2.21(a) of the Credit Agreement;

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. (a) Capitalized terms used but not otherwise defined herein (including in the recitals hereto) have the meanings assigned to them in the Credit Agreement.

(b) The Commitments outstanding immediately prior to the Amendment Effective Date (as defined below) are referred to herein as “Existing Commitments” and the Revolving Loans, if any, outstanding immediately prior to the Amendment Effective Date are referred to herein as “Existing Revolving Loans”.

SECTION 2. Regarding the Extended Commitments. (a) On the terms and subject to the conditions set forth herein, effective as of the Amendment Effective Date, each Lender (including any Replacement Lender) reflected as having a Commitment on Schedule A hereto (an “Extending Lender”) agrees that the Maturity Date with respect to all of its Commitments reflected on such Schedule (including all the Assigned Commitments of any Replacement Lender) shall be extended to the Extended Maturity Date (the “Extended Commitments”) and that the maturity date of all the Existing Revolving Loans of each Extending Lender (including in the case of each Replacement Lender, any Existing Revolving Loans acquired pursuant to Assigned Commitments as contemplated by Section 2(c) below), shall be extended to the Extended Maturity Date (such Revolving Loans, the “Extended Revolving Loans”).

(b) The initial Interest Period applicable to each Extended Revolving Loan that is a Eurodollar Loan shall be the then-current Interest Period applicable to the Existing Revolving Loan that has been extended.

(c) Any Lender that is a Declining Lender with respect to all or any portion of its Existing Commitment, as contemplated by Section 2.21(b) of the Credit Agreement, may be required by the Borrower at any time prior to the Existing Maturity Date to assign such portion of its Existing Commitment that it has not elected to extend (each such portion, an “Assigned Commitment”), along with a proportionate amount of its Existing Revolving Loans, to a Lender or other financial institution that agrees to extend the Maturity Date of the Assigned Commitment (a “Replacement Lender”) in accordance with the provisions of Sections 2.19(b) and 9.04 of the Credit Agreement. Schedule B hereto sets forth the amount of Existing Commitments of each Declining Lender, if any, to be assigned to Replacement Lenders and the amount of the Assigned Commitment to be assumed by each Replacement Lender on the Amendment Effective Date. Each assignment set forth on Schedule B hereto shall be consummated on the Amendment Effective Date, and on such date the Replacement Lender and the Borrower shall pay to the Administrative Agent, for the account of such Declining Lender, the amounts required to be paid to such Declining Lender by Section 2.19(b) of the Credit Agreement in connection with such assignment. If the Existing Commitments of any Lender that is also a Declining Lender shall have been extended pursuant to Section 2(a) in part but not in whole, the assignment to a Replacement Lender of Existing Revolving Loans not attributable to the Extended Commitments shall be effected ratably among the Borrowings of Existing Revolving Loans held by such Extending Lender immediately prior to giving effect to such extension, with each Revolving Loan transferred in connection with the Assigned Commitment being of the same Type and having the same Interest Period as the corresponding Existing Revolving Loan being extended. For all purposes hereof, a Replacement Lender shall be deemed to be an Extending Lender and any Assigned Commitment shall constitute an Extended Commitment.

(d) Each of JPMorgan Chase Bank, N.A., in its capacities as Administrative Agent, Swingline Lender and an Issuing Bank, and U.S. Bank, National Association and BNP Paribas, each in its capacity as an Issuing Bank, hereby consents to this Amendment and confirms that each Replacement Lender not already a Lender under the Credit Agreement prior to the Amendment Effective Date is satisfactory to it and each such Issuing Bank agrees that the Extended Maturity Date shall apply to it and Letters of Credit issued by it for purposes of Section 2.06(c) of the Credit Agreement.

(e) None of the transactions set forth in this Section 2 constitutes, or shall be deemed to be, a payment, prepayment, termination or novation of any Existing Revolving Loan or Existing Commitment unless specifically set forth herein, it being understood that this Section 2 merely effects a modification of the maturity and certain other terms of the Existing Revolving Loans and Existing Commitments made and outstanding under the Credit Agreement and the assignment of the Existing Revolving Loans and Existing Commitments of each Declining Lender to the Replacement Lenders, and that such Revolving Loans and Commitments shall continue to be in effect and outstanding under the Credit Agreement on the terms and subject to the conditions set forth herein and therein.

SECTION 3. Amendment of the Credit Agreement. Effective as of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a) The following definitions are added in the appropriate alphabetical order to Section 1.01 of the Credit Agreement:

“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which the Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which the Screen Rate is available) that exceed the Impacted Interest Period, in each case, at such time.

“Third Amendment” means the Third Amendment to the Credit Agreement dated as of March 3, 2015, among the Borrower, the Lenders party thereto, the Issuing Banks, the Swingline Lender and the Administrative Agent.

“Third Amendment Effective Date” shall have the meaning assigned to the term “Amendment Effective Date” in the Third Amendment.

“Third Reaffirmation Agreement” means the Third Reaffirmation Agreement dated as of March 3, 2015, between the Guarantor and the Administrative Agent.

(b) The definition of “Disclosed Matters” set forth in Section 1.01 of the Credit Agreement is amended by replacing the text “December 31, 2013” with the text “December 31, 2014”.

(c) The definition of the term “Interest Period” set forth in Section 1.01 of the Credit Agreement is amended by deleting the reference to “or nine” therein.

(d) The definition of the term “LIBO Rate” set forth in Section 1.01 of the Credit Agreement is amended to read as follows:

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on page LIBOR01 of the Reuters screen that displays such rate (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information services that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion (provided, that the Administrative Agent shall have generally selected such page for similarly situated borrowers)) (in each case the “Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided that if any

Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

(e) The definition of the term “Loan Document” set forth in Section 1.01 of the Credit Agreement is amended by inserting the text “, the Third Amendment, the Third Reaffirmation Agreement” immediately following the text “the Second Reaffirmation Agreement”.

(f) The definition of the term “Maturity Date” set forth in Section 1.01 of the Credit Agreement is amended by replacing the text “March 31, 2019” with “March 3, 2020”.

(g) Schedule 2.01 to the Credit Agreement is replaced by the Schedule with the same designation attached as Schedule A hereto.

(h) Section 2.05(c) of the Credit Agreement is amended by replacing the fourth sentence thereof with the following sentence: “Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received (x) by 12:00 noon, New York City time, on a Business Day, not later than 5:00 p.m., New York City time, on such Business Day and (y) after 12:00 noon, New York City time, on a Business Day, not later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loans.”

(i) Section 2.06(l) of the Credit Agreement is amended by replacing the reference to “$750,000,000” therein with “$200,000,000”.

(j) Section 3.04(b) of the Credit Agreement is amended by replacing the text “December 31, 2010” with the text “December 31, 2014”.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) (x) the transactions set forth herein are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action and (y) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b) on the Amendment Effective Date and immediately after giving effect to this Amendment, no Default has occurred or is continuing; and

(c) on and as of the Amendment Effective Date, all representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects (except to the extent expressly made as of another date, in which case such representations and warranties were true and correct in all material respects as of such other date).

SECTION 5. Effectiveness. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions has been satisfied:

(a) The Administrative Agent shall have received counterparts hereof (including consents hereto, if applicable) duly executed and delivered by the Borrower and Lenders collectively representing the Required Lenders, each Extending Lender (including each Replacement Lender), the Swingline Lender, each Issuing Bank and the Administrative Agent.

(b) The conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement (solely for the purposes of this Section 5(b), without giving effect to the first parenthetical set forth in Section 4.02(a)) shall be satisfied on and as of the Amendment Effective Date and the Administrative Agent shall have received a certificate by the President, a Vice President or a Financial Officer of the Borrower, dated the Amendment Effective Date, to such effect.

(c) The Administrative Agent shall have received such customary documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Guarantor and the authorization of the transactions contemplated hereby by the Borrower and the Guarantor, all in form and substance reasonably satisfactory to the Administrative Agent.

(d) The Guarantor shall have entered into a reaffirmation agreement in form and substance reasonably satisfactory to the Administrative Agent.

(e) The assignment and assumption of the Assigned Commitments (if any) contemplated by Section 2(c) shall have been consummated and the Administrative Agent shall have received the payments for the accounts of the Declining Lenders, if any, contemplated by Section 2(c).

(f) The Administrative Agent shall have received payment from the Borrower, (i) for the account of each Replacement Lender an upfront fee in an aggregate amount equal to 0.20% of each Replacement Lender’s allocated Assigned Commitments (or, if less, the excess of such Lender’s aggregate Commitments after giving effect to this Amendment over its Existing Commitments) and (ii) for the account of each Extending Lender, an extension fee (the “Extension Fee”) in an aggregate amount equal to 0.05% of such Extending Lender’s Extended Commitments (which, for purposes of determining the Extension Fee, shall be deemed not to include the Assigned Commitments, if any, of such Extending Lender).

(g) The Borrower shall have paid all other fees and other amounts due and payable including, to the extent invoiced, payment or reimbursement of all fees and expenses (including the reasonable fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party to the Administrative Agent or the Arrangers in connection with the Amendment and the transactions contemplated hereby or under Section 9.03 of the Credit Agreement.

(h) The Replacement Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act to the extent requested at least 10 days prior to the Amendment Effective Date.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, this Amendment shall not become effective, and the obligations of the Lenders to make, fund or extend Loans as provided for herein will automatically terminate, if each of the conditions set forth or referred to in this Section 6 has not been satisfied at or prior to 5:00 p.m., New York City time, on March 20, 2015 (it being understood that any such failure of this Amendment to become effective will not affect any rights or obligations of any Person under the Credit Agreement).

SECTION 6. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On the terms and subject to the conditions set forth herein, effective as of the Amendment Effective Date, for all purposes of the Loan Documents, (i) the Extended Commitments shall constitute “Commitments”, (ii) each Extended Revolving Loan shall constitute a “Revolving Loan” and a “Loan” and (iii) each Extending Revolving Lender and Replacement Lender shall, in respect of its Extended Revolving Credit Commitments, be a “Consenting Lender” and a “Lender” and shall have all the rights and obligations of a Lender holding a Commitment under the Credit Agreement. Except to the extent provided in Section 3 hereof, the terms and conditions of the Extended Commitments shall be identical to those of the Existing Commitments.

(c) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. Insofar as it provides for the extension of the Maturity Date applicable to the Existing Commitments and Existing Revolving Loans, this Amendment shall be deemed to be a “Maturity Date Extension Request” for all purposes of the Credit Agreement and the other Loan Documents and shall constitute an amendment permitted under Section 2.21(f) of the Credit Agreement. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(d) Each of the parties to this Amendment hereby acknowledges and agrees that on the Amendment Effective Date, each Lender (or affiliate of such Lender, as applicable) immediately prior to such effectiveness will automatically and without further act be deemed to have assigned or to have assumed, as the case may be, Commitments under the Credit Agreement and participations under the Credit Agreement in outstanding Letters of Credit such that, after giving effect to the effectiveness of this Amendment and each such deemed assignment and assumption of Commitments and participations, the percentage of the aggregate outstanding (A) Commitments under the Credit Agreement and (B) participations under the Credit Agreement in Letters of Credit held by each Lender (or affiliate of such Lender, as applicable) will equal such Lender’s (or such affiliate’s) pro rata share of the aggregate amount of Commitments as set forth on Schedule 2.01 hereto.

(e) For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 10. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent, as well as all other out-of-pocket expenses payable under the Credit Agreement that have not yet been reimbursed to the extent such fees and expenses are invoiced prior to the Amendment Effective Date.

LENDER SIGNATURE PAGE TO THE

THIRD AMENDMENT TO THE CREDIT AGREEMENT

OF NEWMONT MINING CORPORATION.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

NEWMONT MINING CORPORATION,

by
/s/ Thomas P. Mahoney
Name: Thomas P. Mahoney
Title: Vice President and Treasurer

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Swingline Lender and Issuing Bank,

by
/s/ Gitanjali Pundir
Name: Gitanjali Pundir
Title: Vice President

BNP PARIBAS, individually and as Issuing Bank,

by
/s/ Claudia Zarate
Name: Claudia Zarate Title: Director

by
/s/ Nicolas Anberree
Name: Nicolas Anberree
Title: Vice President

U.S. BANK, NATIONAL ASSOCIATION, individually and as Issuing Bank,

by
/s/ Marty McDonald
Name: Marty McDonald
Title: AVP

Name of Lender: Bank of Montreal, Chicago Branch

By
/s/ Yacouba Kane
Name: Yacouba Kane
Title: Vice President

Name of Lender: THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. individually and as Issuing Bank

By
/s/ Mark Maloney
Name: Mark Maloney
Title: Authorized Signatory

Name of Lender: Citibank, N.A.

By
/s/ John Tucker
Name: John Tucker
Title: Vice President

Name of Lender: Credit Suisse AG, Cayman Islands Branch, as a Lender

By
/s/ Alain Daoust
Name: Alain Daoust
Title: Authorized signatory

By
/s/ Michael Spaight
Name: Michael Spaight
Title: Authorized signatory

Name of Lender: HSBC Bank USA, National Association

By
/s/ Alexandra Barrows
Name: Alexandra Barrows
Title: Vice President

2

Name of Lender: Mizuho Bank (USA)

By
/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Senior Vice President

Name of Lender: Sumitomo Mitsui Banking Corporation

By
/s/ Shuji Yabe
Name: Shuji Yabe
Title: Managing Director

Name of Lender: Sumitomo Mitsui Banking Corporation

By
/s/ Shuji Yabe
Name: Shuji Yabe
Title: Managing Director

Name of Lender: The Bank of Nova Scotia

By
/s/ Michael Eddy
Name: Michael Eddy
Title: Managing Director

By
/s/ Sally Regenstreif
Name: Sally Regenstreif
Title: Associate

Name of Lender: Australia and New Zealand Banking Group Limited

By
/s/ Robert Grillo
Name: Robert Grillo
Title: Director

3

Name of Lender: Royal Bank of Canada

By
/s/ Stam Fountoulakis
Name: Stam Fountoulakis
Title: Authorized Signatory

Name of Lender: Societe Generale

By
/s/ P.E. Kavanagh
Name: P.E. Kavanagh
Title: Director

Name of Lender: WESTPAC BANKING CORPORATION

By
/s/ Richard Yarnold
Name: Richard Yarnold
Title: Senior Relationship Manager Corporate & Institutional Banking

Name of Lender: Bank of America, N.A.

By
/s/ Marc Ahlers
Name: Marc Ahlers
Title: Vice President

Name of Lender: Banco Bilbao Vizcaya Argentaria, S.A. New York Branch

By
/s/ Mauricio Benitez
Name: Mauricio Benitez
Title: Director

By
/s/ [illegible]
Name:
Title:

4

Name of Lender: Canadian Imperial Bank of Commerce, New York Branch

By
/s/ Dominic Sorresso
Name: Dominic Sorresso
Title: Authorized Signatory

By
/s/ Rhema Asaam
Name: Rhema Asaam
Title: Authorized Signatory

Name of Lender: UBS AG, STAMFORD BRANCH

By
/s/ Darlene Arias
Name: Darlene Arias
Title: Director

By
/s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director

5

Schedule A

Commitments

Bank	Extension Commitment
JPMorgan Chase Bank, N.A.	$175,000,000.00
BNP Paribas	$175,000,000.00
Bank of Montreal, Chicago Branch	$175,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$175,000,000.00
Citibank, N.A.	$175,000,000.00
Credit Suisse AG	$175,000,000.00
HSBC Bank USA, National Association	$175,000,000.00
Mizuho Bank (USA)	$175,000,000.00
Sumitomo Mitsui Banking Corporation	$175,000,000.00
The Bank of Nova Scotia	$145,000,000.00
U.S. Bank National Association	$145,000,000.00
Australia and New Zealand Banking Group Limited	$115,000,000.00
Royal Bank of Canada	$115,000,000.00
Societe Generale	$115,000,000.00
Westpac Banking Corporation	$115,000,000.00
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	$100,000,000.00
Bank of America, N.A.	$100,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	$100,000,000.00
UBS AG, Stamford Branch	$100,000,000.00

TOTAL:	$2,725,000,000.00

Schedule B

Assigned Commitments

None.